Exhibit 99.1

News Release

For Release 7:00 am Eastern
Tuesday, March 15, 2005

Investor Contact:
Mark Lamb
Director – Investor Relations
(425) 519-4034
markl@Onyx.com

Onyx Software Announces CFO Resignation

BELLEVUE, WA. —Onyx® Software Corporation today announced that Executive Vice President and Chief Financial Officer, Brian Henry is resigning for personal reasons and to pursue other interests. Onyx has sought to strengthen its financial team through a search for additional talent in recent months, and that effort is now focused on the recruitment of Henry’s successor.

“Onyx is very appreciative of Brian’s contributions and we wish him well,” said Janice P. Anderson, Chair and Chief Executive Officer. “Under Brian’s stewardship, Onyx successfully navigated through a challenging economic business environment while eliminating approximately $80 million of excess facilities obligations that pre-dated his involvement with the company. Today Onyx sees strong customer interest in our new process management offering developed from technology that Brian helped acquire,” Anderson added.

Mr. Henry has stated he expects to remain with Onyx during a transitional period through at least mid-April, 2005, and that he intends to sign the company’s annual report on Form 10-K for fiscal 2004. Unrelated to Henry’s decision, Onyx has filed a Form 12b-25 with the Securities and Exchange Commission requesting an extension of up to fifteen days for the filing of its annual report. Onyx expects to complete the process and file its Form 10-K within that timeframe. The reason for the extension is that Onyx has experienced delays in completing its financial statements resulting from the company’s limited internal and external resources. In addition, the new audit procedures required by Sarbanes-Oxley have taken longer to complete than expected because this is the first year for compliance with such requirements.

About Onyx Software
Onyx Software Corporation (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, easy to use solution that shares critical information among employees, customers and partners. The Onyx approach delivers real-world success by aligning technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to streamline customer-facing processes and drive a superior customer experience. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway Corporation, Delta Dental, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-ONYX, or info@onyx.com.

Forward-Looking Statement
This press release contains forward-looking statements, including statements about Mr. Henry’s transition period, the search for a successor Chief Financial Officer and the filing of Onyx’s annual report on Form 10-K for fiscal 2004. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to any decision Mr. Henry may make subsequent to the date of this press release regarding the length of his transition period, Onyx’s ability to identify and recruit a qualified successor to Mr. Henry on a timely basis, the risk that Onyx is unable to complete its 2004 annual audit and preparation of financial statements prior to the expiration of the extended fifteen-day period, the risk that “material weaknesses” or other internal control deficiencies within the meaning of Section 404 of the Sarbanes-Oxley Act of 2002 are identified during the completion of the audit and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended September 30, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.